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                                                                   EXHIBIT 10.10

November 5, 2003

Mr. Stephen Wallace
4119 Rice Blvd.
Houston, TX 77005

                                  RE:  AMENDED OFFER VIA FAX

Dear Stephen:

On behalf of Westlake I am pleased to extend an offer to you to join Westlake Management Services Corporation. The provisions of this offer are summarized below.

POSITION:                  Vice President & General Counsel

LOCATION:                  Houston, Corporate Office

REPORTING:                 You will report to the President, Albert Chao.

BASE PAY:                  $228,000

QUARTERLY INCENTIVE:       You will become eligible for participation in the
                           Quarterly Incentive Plan. This plan currently has a maximum payment of 2% of annual base pay per quarter.


MANAGEMENT BONUS:          In this position you will be eligible for
                           participation in the annual Management Incentive
                           Bonus program. Your target bonus will be 30%. Actual payment will be conditioned on the performance of the company and your individual contributions and may be higher or lower than the target.

LONG TERM INCENTIVE:       You will be eligible for awards under the provisions
                           of the Performance Unit Plan (PUP) with a target grant equal to 30%.

PROFIT SHARING:            You will be eligible for any profit sharing payments
                           made to employees at the discretion of the Chairman's
                           Office.

VACATION:                  You will be eligible for 2 weeks vacation in 2003,
                           3 weeks vacation beginning in 2004 and 4 weeks in 2007.

BENEFITS:                  You will be eligible for all benefits provided to
                           regular, full-time employees of Westlake Management
                           Services, pursuant to the terms and conditions of the plan documents. This includes the 401(k), which has a matching provision of $.50 on the dollar up to the first 6%, and an Annual Retirement Contribution equal to 5% of your base pay. A summary of these and other benefits will be provided for your review.

COBRA PAYMENTS:            Your eligibility to participate in the Westlake
                           Health Care Plan will begin 90 days from your employment date. In the interim the company will reimburse you for the Cobra premiums required to continue your current coverage with your employer until you become eligible for Westlake's benefit.

CLUB: You will become eligible for membership in the University Club under our Corporate Membership Plan.

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EXECUTIVE PHYSICAL:        You will be provided with an annual executive
                           physical examination at company expense.

SIGNING BONUS:             A signing bonus totaling $80,000 will be paid as
                           follows. $40,000 will be paid in January 2004 and $40,000 paid in January 2005, assuming you remain an employee during this period. However, if your termination is due to death, a permanent disability or involuntary separation without cause, any remaining payment will be made to you or to your beneficiary in the event of death.

SEVERANCE:                 Your employment with Westlake will be on an at-will
                           basis without promissory or contractual rights to retention. However, in the event of your involuntary termination from the company without cause you will be provided a severance payment as noted below for the year in which the separation occurs.

2004-2005   6 months base pay
2006        3 months base pay
2007        2 months base pay
2008        1 month base pay


START DATE:                We will plan to have you report to your new
                           assignment on December 1, 2003.

Stephen, this offer is contingent upon the following.

         - The successful completion of a drug-screen. Arrangements will be made to complete this as soon as possible. Steve Edwards from our HR department will assist you in this regard.

         - Verification of your eligibility to work in the United States under the provisions of the Immigration and Naturalization Services guidelines. (Verified at employment)

         - Completion of all pre-employment reference and background checks, including a credit check.

We are excited to have you join us as a part of the management team and look forward to many years of working with you as we continue to build Westlake. Once you have completed your review of the summary above please acknowledge your acceptance by signing below and returning a copy to my attention.

Best regards,

/s/  Albert Chao
Albert Chao
President

AGREED:

/s/  Stephen Wallace
Stephen Wallace

Cc:  David R. Hansen